EXHIBIT 1.2


                                                     October 2, 1996


National Westminster Bank PLC
New York Branch
175 Water Street
New York, N.Y.   10038


                  Re: Placement of Securities of Health and Retirement Properties Trust

Dear Sirs:

         This letter (the "Agreement") confirms our agreement to retain National Westminster Bank PLC, New York Branch (the "Placement Agent") as our exclusive agent for a period commencing on the date of this letter and terminating on November 1, 1996, unless extended by the parties, to introduce Health and Retirement Properties Trust (the "Company"), to certain investors as prospective purchasers of up to $40,000,000 aggregate principal amount of 7.25% Convertible Subordinated Debentures due 2001 of the Company (the "Debentures"). The Debentures are immediately convertible into the Company's common shares of beneficial interest, $.01 par value per share (the "Conversion Shares"), at a price of $18.00. The Debentures shall be issued by the Company pursuant to that certain indenture (the "Base Indenture") dated as of September 20, 1996, between the Company and Fleet National Bank, as trustee (the "Trustee"), as supplemented by the Third Supplemental Indenture to be dated as of October 7, 1996 between the Company and the Trustee (the "Supplemental Indenture" and collectively, the "Indenture"). The engagement described herein (i) may be terminated by the Company at any time prior to the closing date of the consummation of the sale of the Debentures and (ii) shall be in accordance with applicable laws and pursuant to the following procedures and terms and conditions:

         1. The Company will:

                  (a) Cause the Company's independent public accountants to address and deliver to the Company and the Placement Agent a letter or letters (which letters are frequently referred to as "comfort letters") dated the date hereof, and a "bring-down" letter dated as of October 7, 1996 (the "Closing Date"), both of which letters will at all times be in form and substance reasonably satisfactory to the Placement Agent.



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                  (b)      On the Closing  Date,  cause  outside  counsel to the
                           Company, to deliver opinions to the Placement Agent in form and substance reasonably satisfactory to the Placement Agent and its counsel.

                  (c) Apply for listing the Debentures and the Conversion Shares for trading on the New York Stock Exchange, Inc. ("NYSE") within two business days from the date hereof and will use its best efforts to obtain approval from the NYSE with respect to such listing on or prior to the Closing Date.

         2. The Placement Agent will use reasonable efforts on behalf of the Company in connection with the Placement Agent's services hereunder. No sales of Debentures shall be made to any person without the prior approval of such person by the Company. The Placement Agent's aggregate fee for introducing the prospective investors will be 1.5% of the aggregate proceeds to the Company from the sale of the Debentures. Such fee shall be payable by the Company at the Closing Date. The Company, upon consultation with the Placement Agent, may establish a minimum amount of Debentures to be sold in the offering contemplated hereby, which minimum amount shall be reflected in the Prospectus (as defined below).

         3. The Company hereby agrees as follows:

              (a) The Company will indemnify and hold harmless the Placement Agent and each of its respective partners, directors, officers, associates, affiliates, subsidiaries, employees, consultants, attorneys and agents, and each person, if any, controlling the Placement Agent or any of its affiliates within the meaning of either Section 15 of the Securities Act of 1933, as amended (the "Securities Act") or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, liabilities or costs (and any legal or other expenses incurred by such Placement Agent in investigating or defending the same or in giving testimony or furnishing documents in response to a request of any government agency or to a subpoena) in any way relating to or in any way arising out of the activities of the Placement Agent contemplated by this letter, or in connection with the

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offering or sale of the  Debentures  to be sold by the  Company as  contemplated hereunder. Such indemnity agreement shall not, however, cover any such loss, claim, damage, liability, cost or expense which is held in a final judgment of a court of competent jurisdiction (not subject to further appeal) to have arisen out of the gross negligence or willful misconduct of the Placement Agent.

              (b) The Placement Agent will indemnify and hold harmless the Company and each of its trustees, officers, associates, affiliates, subsidiaries, employees, consultants, attorneys, agents, and each person controlling the Company or any of its affiliates within the meaning of either
Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities, costs or expenses (and any legal or other expenses incurred by such indemnitee in investigating or defending the same or in giving testimony or furnishing documents in response to a request of any government agency or to a subpoena) (i) which are held in a final judgment of a court of competent jurisdiction (not subject to further appeal) to have arisen out of the gross negligence or willful misconduct of such Placement Agent or (ii) are based upon information furnished in writing to the Company by the Placement Agent expressly for use in the Prospectus, which information the parties hereby agree, for purposes of this Agreement, is limited solely to that set forth under the caption "Plan of Distribution" in the Prospectus Supplement (as hereinafter defined).

              (c) If any action, proceeding or investigation is commenced as to which the indemnified party hereunder proposes to demand indemnification under this letter agreement, it will notify the indemnifying party with reasonable promptness. The indemnified party shall have the right to retain counsel of its own choice (which choice shall be reasonably satisfactory to the indemnifying party) to represent it and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the indemnifying party and any counsel designated by the indemnifying party. The indemnifying party will not be liable under this letter agreement for any settlement of any claim against the indemnified party made without the indemnifying party's written consent.

              In order to provide for just and equitable contribution, if a claim for indemnification pursuant to this paragraph 3 is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provided for indemnification in such case, then the Company, on the one hand, and the Placement Agent, on the other hand, shall

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contribute to the losses,  claims,  damages,  liabilities  or costs to which the indemnified persons may be subject in accordance with the relative benefits received from the offering and sale of the Debentures by the Company, on the one hand, and the Placement Agent, on the other hand, and also the relative fault of the Company, on the one hand, and the Placement Agent, on the other hand, in connection with the statements, acts or omissions which resulted in such losses, claims, damages, liabilities or costs, and the relevant equitable considerations
shall  also  be   considered.   No  person   found   liable  for  a   fraudulent
misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, the Placement Agent shall not be obligated to contribute any amount hereunder that exceeds the fees received by the Placement Agent in respect of the offering and sale of the Debentures.

         4. The Company represents and warrants to the Placement Agent as of the date hereof and as of the Closing Date as follows:

              (a) The Company and the transaction contemplated hereby meet the requirements for use of Form S-3 under the Securities Act and the rules and regulations (the "Securities Act Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and the Company has filed a registration statement on such Form (Registration No. 333-02863) which has become effective, for the registration of the Debentures and the Conversion Shares under the Securities Act and the Securities Act Rules and Regulations. Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1) of the Securities Act Rules and Regulations and complies in all other material respects with said Rule. The Company proposes to file with the Commission pursuant to Rule 424 of the Securities Act Rules and Regulations a supplement to the form of prospectus included in such registration statement relating to the Debentures and the
Conversion  Shares  and  the  plan of  distribution  of the  Debentures  and has previously advised you of all further information (financial and other) with respect to the Company to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the "Registration Statement"; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Basic Prospectus"; and such supplemented form of final prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424 (including the Basic Prospectus as so supplemented) is hereinafter called the "Final


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Prospectus."  Any preliminary  form of the Final Prospectus which has heretofore been filed pursuant to Rule 424 hereinafter is called the "Preliminary Final Prospectus." Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be (the "Incorporated Documents"); and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, and the Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference.

              (b) As of each of the following dates or times: (1) the date hereof, (2) when the Final Prospectus is first filed pursuant to Rule 424 of the Securities Act Rules and Regulations, (3) when, prior to the Firm Closing Date (as hereinafter defined) or any Option Closing Date (as hereinafter defined), as the case may be, any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), (4) when any supplement to the Final Prospectus is filed with the Commission, (5) at the Firm Closing Date, and (6) at any Option Closing Date, (i) the Registration Statement as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, will comply in all material respects with the applicable requirements of the Securities Act, the Securities Act Rules and Regulations, the Exchange Act and the rules and regulations under the Exchange Act (the "Exchange Act Rules and Regulations"), (ii) the Registration Statement, as amended as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) the Final Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus


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or  any  amendment  thereof  or  supplement  thereto  in  reliance  upon  and in conformity with information relating to the Placement Agent furnished in writing to the Company by the Placement Agent specifically for use in connection with the preparation of the Registration Statement and the Final Prospectus.

              (c) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the Exchange Act Rules and Regulations, any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the Exchange Act Rules and Regulations; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (d) The Company is a Maryland real estate investment trust in good standing under the laws of the State of Maryland. Each of its subsidiaries (as hereinafter defined) has been duly organized, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company and its subsidiaries has full power and authority (corporate and other) to carry on its business as described in the Registration Statement and the Final Prospectus and to own, lease and operate its properties. Each of the Company and its subsidiaries is duly qualified and is in good standing as a foreign corporation or trust, as the case may be, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. The only subsidiaries (as defined in the Securities Act Rules and Regulations) of the Company which are actively engaged in business are the subsidiaries listed on
Schedule I hereto (the "subsidiaries").

              (e) No injunction, stop order, restraining order or order of any nature by a federal, state or foreign court of competent jurisdiction has been issued that would prevent or interfere with the issuance of the Debentures

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(including,  but not  limited  to,  any  order  suspending  the use of the Final
Prospectus or any Preliminary Final Prospectus or suspending the registration or qualification of the Conversion Shares); no proceedings with the purpose of preventing or interfering with the offering contemplated hereby are pending, threatened or, to the Company's knowledge, contemplated by any securities or other governmental authority in any jurisdiction (including, without limitation, the Commission); and no order suspending the qualification or exemption from qualification of the Debentures or the Conversion Shares under the securities or "Blue Sky" laws of any jurisdiction is in effect and no proceeding for such purpose is pending before or threatened or, to the Company's knowledge, contemplated by the authorities of any such jurisdiction.

              (f) The historical and pro forma financial statements of the Company and its subsidiaries and, to the knowledge of the Company, of Marriott International, Inc. (the "Operator"), together with the related schedules and notes thereto, included or incorporated by reference in the Registration Statement, the Final Prospectus and any Preliminary Final Prospectus comply as to form in all material respects with the requirements of the Securities Act. Such historical financial statements present fairly the consolidated financial position, results of operations, shareholders' equity and changes in financial position of the Company and its subsidiaries at the respective dates or for the respective periods therein specified. Such statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The other financial and statistical information and data of the Company set forth in or incorporated by reference in the Registration Statement, the Final Prospectus and any Preliminary Final Prospectus are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries. Such pro forma financial statements have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the pro forma condensed combined financial position of the Company at the date indicated and the pro forma results of its operations for the period indicated.

              (g) The accountants who have certified the financial statements of the Company and, to the Company's knowledge, of the Operator and its subsidiaries, incorporated by reference into the Registration Statement and the


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Final  Prospectus  are  independent  certified  accountants  as  required by the
Securities Act and the Securities Act Rules and Regulations. The statements included in or incorporated by reference in the Registration Statement, the final Prospectus and any Preliminary Final Prospectus with respect to such accountants pursuant to Rule 509 of Regulation S-K of the Securities Act Rules and Regulations are true and correct in all material respects.

              (h) Since the respective dates as of which information is given in the Final Prospectus, and except as otherwise disclosed therein, (i) there has been no material adverse change in the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or, to the Actual Knowledge (as defined in Section 4(k) hereof) of the Company, of the Operator (as defined in Section 4(k) hereof) or the Advisor (as defined in Section 4(k) hereof), in any case whether or not arising in the ordinary course of business, (ii) there have been no material transactions entered into by the Company and its subsidiaries, on a consolidated basis, or, to the Actual Knowledge of the Company, the Operator or the Advisor other than transactions in the ordinary course of business, (iii) neither the Company nor its subsidiaries nor, to the Actual Knowledge of the Company, the Operator or the Advisor has incurred any material liabilities or obligations, direct or contingent, (iv) the Company and its subsidiaries, on a consolidated basis, have not (A) declared, paid or made a dividend or distribution of any kind on any class of its capital stock, (B) issued any capital stock of the Company or any of its subsidiaries or any options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries or (C) repurchased or redeemed capital stock, and (v) there has not been (A) any material decrease in the Company's net worth or (B) any material increase in the short-term or long- term debt (including capitalized lease obligations) of the Company and its subsidiaries, on a consolidated basis.

              (i) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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              (j) Except as otherwise disclosed in the Final Prospectus, neither the Company nor any of its subsidiaries nor, to the Actual Knowledge of the Company, any of the Operator or the Advisor is in violation of its respective charter or by-laws or other organizational documents or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument to which the Company or any of its subsidiaries or, to the Actual Knowledge of the Company, the Operator or the Advisor, is a party or by which any of their respective properties or assets may be bound or affected, except for any such violation that would not have a material adverse effect on the condition, financial or otherwise, or in the respective earnings, business affairs or business prospects of any of them. Neither the Company nor, to the Actual Knowledge of the Company, the Operator or the Advisor is in violation of any law, ordinance, governmental rule or regulation or court decree to which it is subject, except for any such violations that would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or in the respective earnings, business affairs or business prospects of any of them.

              (k) Except as disclosed in the Registration Statement or the Final Prospectus, there is not now pending or, to the knowledge of the Company, threatened, any litigation, action, suit or proceeding to which the Company or, to the Actual Knowledge of the Company without independent inquiry ("Actual Knowledge"), the Operator or HRPT Advisors, Inc. (the "Advisor") is or will be a party before or by any court or governmental agency or body, which (A) might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or, to the Actual Knowledge of the Company, of the Operator or the Advisor or (B) might materially and adversely affect the property or assets of the Company or, to the Actual Knowledge of the Company, of the Operator or the Advisor, or (C) relates to environmental matters involving the Company or, to the Actual Knowledge of the Company, of the Operator or the Advisor, or (D) relates to discrimination on the basis of age, sex, religion or race, relating to the Company or, to the Actual Knowledge of the Company, of the Operator or the Advisor, or (E) concerns the Company or, to the Actual Knowledge of the Company, of the Operator or the Advisor, and is required to be disclosed in the Final Prospectus, or (F) could adversely affect the consummation of this Agreement, the Indenture or the Debentures. No contract or other document is required to be described in the Registration Statement or the Final Prospectus or to be filed as an exhibit to


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the Registration Statement (except for (i) the Supplemental Indenture, (ii) this
Agreement, (iii) the First Supplemental Indenture to be dated as of October 7, 1996 by and between the Company and the Trustee pursuant to which the Company's 7.50% Convertible Subordinated Debentures due 2003 (the "7.50% Debentures") will be issued, and (iv) the underwriting agreement dated the date hereof by and between the Company and several Underwriters named therein (the "Underwriting Agreement") pursuant to which the 7.50% Debentures will be placed, copies of which will be filed with the Commission on the date hereof) that is not described therein or filed as required.

              (l) The Company has the requisite power and authority to execute, deliver and perform its obligations under this Agreement, the Base Indenture, the Supplemental Indenture and the Debentures, and to issue, sell and deliver the Debentures and the Conversion Shares in accordance with and upon the terms and conditions set forth in this Agreement, the Base Indenture, the Supplemental Indenture and the Debentures, as the case may be. All necessary proceedings of the Company have been duly taken to authorize the execution, delivery and performance by the Company of this Agreement and the Base Indenture, the Supplemental Indenture and the issuance, sale and delivery by the Company of the Debentures and the Conversion Shares.

              (m) This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Company and is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms (i) subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer and similar laws affecting creditors' rights, generally, (ii) subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (iii) except insofar as the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by federal or state securities laws and the public policy underlying such laws.

              (n) The Base Indenture and the Supplemental Indenture have been duly and validly authorized by the Company and on the Initial Closing Date will have been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery hereof by the Trustee) each of them will constitute a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally and by equitable principles. The Base Indenture and the Supplemental Indenture will conform to

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the description  thereof set forth in the  Registration  Statement and the Final
Prospectus. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

              (o) The Debentures have been duly and validly authorized and when the Debentures have been authenticated by the Trustee and issued, executed, delivered and sold by the Company in accordance with the Indenture, will have been duly and validly executed, authenticated, issued and delivered and will (i) constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture to bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally and to equitable principles, and (ii) be convertible into the Conversion Shares in accordance with the terms thereof and of the Indenture. The Conversion Shares have been duly and validly authorized and reserved for issuance upon conversion of the Debentures and, when issued and delivered upon such conversion, will be duly and validly issued and outstanding, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive or other similar rights. The Debentures and the Conversion Shares, when issued, will conform to the respective descriptions thereof set forth in the Registration Statement and the Final Prospectus.

              (p) The execution, delivery and performance by the Company of this Agreement, the Base Indenture, the Supplemental Indenture and the Debentures, the issuance, offering and sale by the Company of the Debentures as contemplated by the Registration Statement and the Final Prospectus, the issuance by the Company of the Conversion Shares upon exercise of the conversion rights contained in the Indenture and the Debentures and the consummation of the transactions contemplated hereby and thereby and compliance with the terms and provisions hereof and thereof, will not violate or conflict with or constitute a breach of any of the terms or provisions of, or a default under, (i) the Amended and Restated Declaration of Trust or Bylaws of the Company or the charter or bylaws or other organizational documents of any subsidiaries of the Company or, to the Actual Knowledge of the Company, the respective charter or bylaws or other organizational documents of the Operator or the Advisor, or (ii) except as disclosed in the Final Prospectus any agreement, indenture or other instrument to which the Company or any of its subsidiaries or, to the Actual Knowledge of the Company, the Operator or the Advisor is a party or by which the Company or any of its subsidiaries or, to the Actual Knowledge of the Company, the Operator or the Advisor or their respective property or assets is bound, or (iii) any laws, administrative regulations or rulings or decrees applicable to the Company or any of its subsidiaries or, to the Actual Knowledge of the Company, the Operator or the Advisor or their respective properties or assets may be subject.

              (q) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement, the Indenture and the Debentures and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the issuance, sale and delivery of the Debentures pursuant to this Agreement, except such as have been obtained and such as may be required under (i) foreign and state securities or "Blue Sky" laws and (ii) the bylaws and rules of the National Association of Securities Dealers, Inc. (the "NASD").

              (r) Except as otherwise disclosed in the Registration Statement and the Final Prospectus, the Company has good and marketable title or ground leases, free and clear of all liens, claims, encumbrances and restrictions, except liens for taxes not yet due and payable and other liens and encumbrances which do not, either individually or in the aggregate, adversely affect the current use or value thereof, to all property and assets described in the Registration Statement and the Final Prospectus as being owned by it. All leases to which the Company is a party relating to real property, and all other leases which are material to the business of the Company, are valid and binding and no default (to the Company's knowledge in the case of leases to which the Company is a party as lessor) has occurred or is continuing thereunder, and the Company enjoys peaceful and undisturbed possession under all such leases to which it is a party as lessee. With respect to all properties owned or leased by the Company, the Company has such documents, instruments, certificates, opinions, and assurances, including without limitation, fee, leasehold owners or mortgage title insurance policies (disclosing no material encumbrances or title exceptions except as otherwise set forth in the Registration Statement and the Final Prospectus), legal opinions and property insurance policies in each case in form and substance as are usual and customary in transactions involving the purchase of similar real estate and are appropriate for the Company to have obtained.

              (s) The Company and each of the subsidiaries owns, or possesses adequate rights to use, all patents, trademarks, trade names, service marks, copyrights, licenses and other rights necessary for the conduct of their respective businesses as described in the Registration Statement and the Final Prospectus, and neither the Company nor any of its subsidiaries has received any notice of conflict with, or infringement of, the asserted rights of others with respect to any such patents, trademarks, trade names, service marks, copyrights, licenses and other such rights (other than conflicts or infringements that, if proven, would not have a material adverse effect on the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole), and neither the Company nor any of its subsidiaries knows of any basis therefor.

              (t) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been timely filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid other than those being contested in good faith and for which adequate reserves have been provided.

              (u) Except for non-compliance which in the aggregate does not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, and except for Hazardous Materials (as defined below) or substances which are handled and/or disposed of in compliance with all applicable federal, state and local requirements, to the Company's knowledge, after due investigation, the real property owned, leased or otherwise utilized by the Company in connection with the operation of its business, including, without limitation, any subsurface soils and ground water (the "Realty"), is free of contamination from any Hazardous Materials. To the Company's knowledge, after due investigation, the Realty does not contain any underground storage or treatment tanks, active or abandoned water, gas or oil wells, or any other underground improvements or structures, other than the foundations, footings, or other supports for the improvements located thereon which based on present knowledge could presently or at any time in the future cause a material detriment to or materially impair the beneficial use thereof by the Company or constitute or cause a significant health, safety or other environmental hazard to occupants or users thereof without regard to any special conditions of such occupants or users. The Company represents that, after due investigation, it has no knowledge of any material violation, with respect to the Realty, of any Environmental Law, or of any material liability on the part of the Company, with respect to the Realty, resulting from the presence, use, release, threatened release, emission, disposal, pumping, discharge, generation or processing of any Hazardous Materials. As used herein, "Environmental Law" means any federal, state or local statute, regulation, judgment, order or authorization relating to emissions, discharges, releases or threatened releases of Hazardous Materials into ambient air, surface water, ground water, publicly owned treatment works, septic systems or land, or otherwise relating to the pollution or protection of health or the environment. As used herein, "Hazardous Materials" means any substance, material or waste which is regulated by any federal, state or local government or quasi-government authority, and includes, without limitation (a) any substance, material or waste defined, used or listed as a "hazardous waste", "hazardous substance", toxic substance", "medical waste", "infectious waste" or other similar terms as defined or used in any Environmental Law, as such Environmental Law may from time to time be amended; and (b) any petroleum products, asbestos, lead-based paint, polychlorinated biphenyls, flammable explosives or radioactive materials.

              (v) Each of the Company, its subsidiaries and, to the Actual Knowledge of the Company, the Operator and the Advisor has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its properties and to engage in the business currently conducted by it, except such licenses and permits as to which the failure to own or possess will not in the aggregate have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, or, to the Actual Knowledge of the Company, the Operator or the Advisor and neither the Company nor, to the Actual Knowledge of the Company, the Operator or the Advisor has any reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such license, certificate, permit, authorization, approval, franchise or right; each of the Company, its subsidiaries and, to the Actual Knowledge of the Company, the Operator and the Advisor has fulfilled and performed all of its obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described in the Registration Statement and the Final Prospectus, such permits contain no restrictions that are materially burdensome to the Company, any of its subsidiaries or, to the Actual Knowledge of the Company, the Operator or the Advisor.

              (w) To the best knowledge of the Company, no labor problem exists or is imminent with employees of the Company or any of its subsidiaries that could have a material adverse effect on the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

              (x) Neither the Company nor any of its subsidiaries nor, to the best of the Company's knowledge, any officer of director purporting to act on behalf of the Company or any of its subsidiaries has at any time: (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment of funds to, or received or retained any funds from, any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, or (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and its subsidiaries.

              (y) The authorized, issued and outstanding capital stock of the Company, and the capital stock reserved or committed for issuance, is as set forth under the captions "Capitalization" and "Description of Capital Stock" in the Registration Statement and the Final Prospectus. All of the issued and outstanding indebtedness of the Company and Common Shares are duly and validly authorized and issued, and all of the issued and outstanding Common Shares are, and the Conversion Shares when acquired on the terms and conditions specified in the Debentures and the Indenture will be, fully paid and nonassessable. The Company has a sufficient number of authorized but unissued Common Shares to enable the Company to issue, without further stockholder action, all the Conversion Shares. There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any Common Shares pursuant to the Company's declaration of trust, bylaws or any oral or written agreement or other instrument to which the Company or any of its subsidiaries is a party or by which either the Company or any of its subsidiaries is bound that is not described in the Registration Statement and the Final Prospectus. Neither the offering and sale of the Debentures, as contemplated by this Agreement, nor the issuance or delivery of the Conversion Shares, as contemplated by the Indenture and the Debentures, gives rise to any rights, other than those which have been, or which will, prior to the Closing

Date, be, waived in writing or satisfied, for or relating to the registration or offering of any shares of capital stock or other securities of the Company. The Common Shares of the Company conform and, upon the issuance of the Conversion
Shares in connection with the conversion of the Debentures, the Conversion Shares will conform, in all material respects to the statements relating thereto in the Registration Statement and the Final Prospectus.

              (z) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and, except as disclosed in the Registration Statement and the Final Prospectus, are owned by the Company free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

              (aa) None of the subsidiaries of the Company owns any shares of stock or any other securities of any corporation or has any equity interest in any firm, partnership, association or other entity except as referred to or described in the Registration Statement and the Final Prospectus and the Company does not own, directly or indirectly, any shares of stock or any other securities of any corporation or have any equity interest in any firm, partnership, association or other entity other than the issued capital stock of its subsidiaries, except in each case for non-controlling positions acquired in the ordinary course of business.

              (bb) Except as disclosed in the Registration Statement and the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers or directors of the Company or any of its subsidiaries or any of the members of the families of any of them.

              (cc) The Company and each of its subsidiaries maintains insurance, duly in force, with insurers of recognized financial responsibility; such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, except as disclosed in or contemplated by the Registration Statement and the Final Prospectus

 .

              (dd) Neither the Company nor any of its officers and directors (as defined in the Securities Act Rules and Regulations) has taken or will take, directly or indirectly, prior to the termination of the offering contemplated by this Agreement and the Registration Statement and Final Prospectus any action designed to stabilize or manipulate the price of any security of the Company, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of the Debentures or the Conversion Shares.

              (ee) In connection with the offering contemplated by this Agreement, the Company has not offered and will not offer Debentures, its Common Shares or any other securities convertible into or exchangeable or exercisable for Common Shares in a manner in violation of the Securities Act. The Company has not distributed and will not distribute any offering material in connection with the offering contemplated by this Agreement other than the Registration Statement, the Final Prospectus and any Preliminary Final Prospectus. No securities of the same class as the Debentures have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

              (ff) Neither the Company nor any of its subsidiaries is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, or an "investment advisor" as such term is defined in the Investment Advisors Act of 1940, as amended.

              (gg) Any certificate signed by an officer of the Company and delivered to the Placement Agent or to counsel for the Placement Agent pursuant to this Agreement shall be deemed a representation and warranty by the Company to the Placement Agent as to the matters covered thereby.

              (hh) The Company has dealt with no broker, finder, commission agent or other person in connection with the sale of the Debentures and the transactions contemplated by this Agreement, the Registration Statement and the Final Prospectus, other than the Placement Agent, and the Company is under no obligation to pay any broker's fee or commission in connection with such transactions, other than the fee to the Placement Agent contemplated hereby.

              (ii) Neither the Company nor any affiliate of the Company does business with the government of Cuba or with any person or affiliate located in Cuba and the Company and each affiliate thereof has complied, to the extent necessary, with all provisions of Section 517.075, Florida Statutes, and applicable rules and regulations thereunder.

              (jj) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or any subsidiary thereof except as otherwise disclosed in the Registration Statement and the Final Prospectus.

              (kk) The Company is organized in conformity with the requirements for qualification, and, as of the date hereof the Company operates, and as of the Initial Closing Date and any Option Closing Date the Company will operate, in a manner that qualifies the Company, as a "real estate investment trust" (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations thereunder, for 1996 and subsequent years. The Company qualified as a real estate investment trust for its 1987, 1988, 1989, 1990, 1991, 1992, 1993, 1994 and 1995 taxable years.

              (ll) No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound or may be affected in any material adverse respect with regard to property, business or operations of the Company and its subsidiaries, considered as a whole, except as disclosed in the Registration Statement and the Final Prospectus.

              (mm) The Advisory Agreement (as defined in the Final Prospectus) has been duly authorized, executed and delivered by the parties thereto and constitutes the valid agreement of the parties thereto, enforceable in accordance with its terms, except as limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought.

         5. The Placement Agent represents and warrants to the Company that, assuming compliance by the Company with all relevant provisions of the Securities Act in connection with the Prospectus, the Placement Agent will conduct all offers and sales of the Debentures in compliance with the relevant provisions of the Securities Act and the Regulations and various state securities laws and regulations.

         6. All communications hereunder shall be in writing and, if sent to the Placement Agent shall be mailed or delivered or telecopied and confirmed in writing to their address set forth on the first page hereof, Attention: Bradley Razook, and if sent to the Company, shall be mailed, delivered or telecopied and confirmed in writing to the Company at 400 Centre Street, Newton, Massachusetts 02158, Attention: Chief Operating Officer.

         7. This Agreement shall inure to the benefit of and shall be binding upon the Placement Agent, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 3(a) of this Agreement shall also be for the benefit of any person named therein and (ii) the indemnities of the Placement Agent contained in Section 3(b) of this Agreement shall also be for the benefit of the persons named therein. No purchaser of Debentures shall be deemed a successor because of such purchase. This Agreement shall not be assignable by any party hereto without the prior written consent of the other party.

         8. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         9. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10. The Company and the Placement Agent each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

                  If the foregoing is in accord with your understanding of our agreement, please sign in the space provided below and return a signed copy of this letter to the Company.


                                            Sincerely,


                                            HEALTH AND RETIREMENT PROPERTIES
                                                                  TRUST



                                            By:
                                            Name:
                                            Title:


Accepted by:


NATIONAL WESTMINSTER BANK PLC,
NEW YORK BRANCH


By:

                                   SCHEDULE I

                                  Subsidiaries


1.       Church Creek Corporation, a Massachusetts corporation.

2.       Hub Properties Trust, a Maryland real estate investment trust.

3.       Causeway Holdings, Inc., a Massachusetts corporation.